EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP TO PARTICIPATE IN
THE MASTER LIMITED PARTNERSHIP ASSOCIATION’S
2016 MLP ANNUAL INVESTOR CONFERENCE

EL PASO, Texas - June 1, 2016 - Western Refining Logistics, LP (NYSE:WNRL) today announced that Partnership management will participate in the Master Limited Partnership Association’s 2016 MLP Annual Investor Conference in Orlando, Florida, on June 2-3, 2016. The presentation is currently scheduled for 9:00 am EDT on Friday, June 3, 2016, and will be webcast live. A link to the live webcast and presentation will be available beginning June 3, 2016, on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 685 miles of pipelines, approximately 8.2 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

More information about Western Refining Logistics is available at www.wnrl.com.